                                    FORM 8-K
                                    --------


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT
                                 --------------


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



 Date of Report (date of earliest event Reported)      February 8, 1996
                                                 ---------------------------



                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                   1-1098                              13--1594808
---------------------------                        ------------                      -------------------
(State of other jurisdiction                       (Commission                          (IRS Employer
of incorporation)                                  File Number)                      Identification No.)


                20 Montchanin Road, Wilmington, Delaware  19807
                -----------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code (302) 429-5000
                                                          --------------

Item 5.   Other Events

          Information contained in News Releases dated February 5, 1996, and February 8, 1996, is incorporated herein by reference.

                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       The Columbia Gas System, Inc.
                                       -----------------------------
                                                 (Registrant)




                                       By     /s/ R. E. Lowe
                                         -----------------------------
                                              Vice President &
                                              Controller

Date:  February 8, 1996

Contacts:       Media -     Bill Chaddock (302) 429-5261
                            Bill McLaughlin (302) 429-5443
                Analysts - Tom Hughes (302) 429-5363
                             Ken Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                          February 5, 1996



         COLUMBIA GAS REPORTS STRONG ADJUSTED FOURTH QUARTER EARNINGS;
                    RECORDS EFFECTS OF BANKRUPTCY EMERGENCE

                WILMINGTON, DEL. -- The Columbia Gas System, Inc., (NYSE:CG) today announced that its net income for the fourth quarter of 1995, after adjustments for bankruptcy-related costs and other unusual items, was $77.5 million, or $1.54 per share. This reflects a 10 percent increase over similarly adjusted net income of $70 million, or $1.39 per share, during the fourth quarter of 1994. Operating income in the fourth quarter was $47.6 million above the previous period.

                Adjusted net income for 1995 was $153.3 million, or $3.04 per share, as compared to $164.9 million, or $3.26 per share, during 1994. Operating income for the year was $390.2 million as compared to $384.1 million in 1994.

                Columbia System Chairman Oliver G. (Rick) Richard III said:
"Many positive things happened to Columbia in 1995, besides our successful emergence from Chapter 11 with investment grade debt ratings. The price of our stock appreciated over 86 percent. Our cost of long-term debt (7.03 percent) is among the lowest in the gas pipeline industry. Our principal pipeline company announced a major expansion program that will deliver an additional 500 million cubic feet of natural gas daily and filed its first general rate increase since 1991 to recover the higher operating costs it is experiencing. The long-idle liquefied natural gas terminal in Maryland returned to operation providing peaking and storage services to customers. The distribution companies launched new programs designed to provide more cost-efficient, higher-quality service to their customers."

                Richard said these and other positive developments "are precursors of the continued growth and expansion I would expect for Columbia in coming years as our new, diverse management team develops innovative ways to better utilize the System's strong physical assets to grow our businesses and improve shareholder value. Particular attention will be given to maximizing and unlocking latent potential in our nonregulated businesses."





                                     (more)

                The increase in adjusted 1995 fourth quarter net income was principally due to increased distribution segment throughput, resulting from temperatures that were 32 percent colder than the previous year, and higher prices for oil and gas. For the year, the favorable effects in the fourth quarter were more than offset by the effect of higher operating costs, higher interest expense, and the combined effect of lower oil and gas prices and reduced production.

                Prior to adjustments for the bankruptcy-related and other unusual items, Columbia reported a net loss of $539.7 million, or $10.74 per share, for the fourth quarter, as compared to net income of $73.2 million, or $1.45 per share, during the fourth quarter of 1994. For the year, Columbia reported a net loss of $360.7 million, or $7.15 per share, as compared to net income of $240.6 million or $4.76 per share in 1994.

                The most significant item affecting both the fourth quarter and the 12-month results was an after-tax charge of $638.4 million resulting from the recording of interest and interest on interest expense on prepetition debt obligations for the four and one-half years the company operated under Chapter 11.

                Fourth quarter and annual results also reflect a $54.8 million after-tax charge associated with the proposed sale of Columbia's southwest oil and gas company and an after-tax improvement of $71.6 million due to the reapplication of Financial Accounting Standard No. 71 "Accounting for the Effects of Certain Types of Regulation" by the transmission subsidiaries. This accounting statement allows certain costs, such as environmental charges, that previously were expensed, to be recognized as regulatory assets to the extent they are recoverable in rates and permits revenues and expenses to be recorded in a manner that reflects the ratemaking process.

                             FOURTH QUARTER RESULTS

                Operating income for the transmission segment in the current period was $60.3 million, an increase of 59 percent or $22.5 million over the fourth quarter of last year. This improvement reflected $21.1 million for certain adjustments associated with emergence from Chapter 11 and the effect of lower customer settlement reserve additions of $17.5 million in 1995 compared
to $35 million in 1994.   While increased operating costs partially offset the
favorable effect of these items, additional revenues resulting from a rate case Columbia Gas Transmission Corp. has pending before the Federal Energy Regulatory Commission will provide the opportunity to recover higher operating costs that are being incurred.

                Temperatures in the distribution segment's operating territory were 32 percent colder during the current period than during the same period in 1994, generating an 18 percent increase in throughput. This, combined with higher rates and increased customer usage and growth, resulted in operating income that increased 43 percent, or $24.5 million, to $80.8 million..





                                     (more)

                The oil and gas segment had operating income of $4.4 million during the current period, an increase of $1.2 million over the same period in 1994. The increase reflects a $2.8 million payment received as a result of an investment in an area impacted by Columbia Transmission's emergence from Chapter 11. On average, prices received for oil ($16.31 per barrel) and natural gas ($2.09 per thousand cubic feet) were up slightly during the current period, but this was partially offset by an eight percent decrease in gas production and an 18 percent decrease in oil production.

                Operating income for other energy operations improved $300,000 to $6.9 million because of the favorable effect of colder weather on propane sales and gas marketing activities. This was reduced by lower income from cogeneration operations.


                             TWELVE MONTHS RESULTS

                The transmission segment had operating income of $214.1 million during 1995. The $4.4 million increase over the previous year reflects the positive effect of unusual items associated with emergence from Chapter 11. Operating income was reduced $35 million for a customer settlement reserve in 1994 compared to a reserve addition of $17.5 million in 1995. Tempering these increases were higher operating costs not being recovered in present rates, but which are reflected in a rate case currently pending before the Federal Energy Regulatory Commission.

                Operating income for the distribution segment was $163.6 million in 1995. The $35.3 million improvement over 1994 was due to the impact of higher rates that generated an additional $56.3 million in revenue, increased industrial throughput resulting from strong economic conditions and colder weather. These positive effects were reduced by higher operating costs.

                The oil and gas segment had operating income of $3.7 million in 1995, as compared to $30.6 million in 1994, due principally to a 10 percent decrease in the average price received for natural gas and a 21 percent decline in oil production. The average price for oil increased more than a dollar per barrel between the two periods. Also affecting segment operating income were the 1994 reversal of a reserve related to a royalty dispute and the payment received following Columbia Transmission's emergence from Chapter 11.

                Other energy operating income in 1995 was $19.3 million, a decline of $4.8 million from the previous year reflecting lower propane margins and other miscellaneous changes.

                The Columbia Gas System, Inc., is one of the nation's largest integrated natural gas systems with assets in excess of $6 billion. Its operating units are actively engaged in all phases of the natural gas industry, provide marketing and fuel management services, and generate electric power. Information about Columbia and its operating units will be available at The





                                     (more)

Energy Station(SM) on the World Wide Web (http://www.columbiaenergy.com) beginning February 15.

                This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Columbia believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward looking statements herein include prolonged unusual weather patterns, political and regulatory actions, the pace of deregulation of domestic retail natural gas and electricity markets, the timing and extent of change in commodity prices for all forms of energy and the timing and extent of Columbia's efforts to implement changes planned by management.


                                     # # #

                         THE COLUMBIA GAS SYSTEM, INC.
                    Summary of Financial and Operating Data

                                                            Three Months                 Twelve Months
                                                         Ended December 31             Ended December 31
                                                         -----------------             -----------------
                                                           1995        1994               1995       1994
                                                           ----        ----               ----       -----
Income Statement Data
---------------------
  ($ millions)
  Total Operating Revenue   . . . . . . . . . .          783.6        748.2            2,635.2       2,747.1

  Income (Loss) Before Extraordinary item   . .         (611.3)        73.2             (432.3)        246.2
  Net Income (Loss)   . . . . . . . . . . . . .         (539.7)  (a)   73.2             (360.7)  (a)   240.6     (a)

  Operating Income (Loss) by Segment:
     Transmission   . . . . . . . . . . . . . .           60.3   (b)   37.8    (b)       214.1   (b)   209.7     (b)
     Distribution   . . . . . . . . . . . . . .           80.8         56.3              163.6         128.3
     Oil and Gas    . . . . . . . . . . . . . .            4.4          3.2                3.7          30.6
     Other Energy   . . . . . . . . . . . . . .            6.9          6.6               19.3          24.1
     Corporation    . . . . . . . . . . . . . .           (3.3)        (2.4)             (10.5)         (8.6)
                                                       --------     --------            -------      --------

     Total    . . . . . . . . . . . . . . . . .          149.1        101.5              390.2         384.1
                                                        =======      =======            =======       =======

Per Share Data
---------------
  Earnings (Loss) Before Extraordinary item ($)         (12.17)        1.45              (8.57)         4.87
  Earnings (Loss) on Common Stock   . . . . . .         (10.74)        1.45              (7.15)         4.76     (a)
  Average Common Shares Outstanding
     (millions)   . . . . . . . . . . . . . . .           50.2         50.6               50.5          50.6

(a) Includes the reapplication of SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation", in 1995 and the adoption of SFAS No. 112, "Employers Accounting for Postemployment Benefits" in 1994.
(b) Includes establishing a $17.5 million reserve in 1995 and a $35 million reserve in 1994 for a customer settlement.




Capitalization as of December 31 (in millions)                                        1995             1994
----------------------------------------------                                       -----            -----
Common Stock Equity
  Common stock, par value $10 per share - outstanding 49,204,025
    and 50,563,335 shares, respectively   . . . . . . . . . . .                     $506.2           $505.6
  Additional paid in capital    . . . . . . . . . . . . . . . .                      595.8            601.9
  Retained earnings   . . . . . . . . . . . . . . . . . . . . .                       69.8            430.5
  Less: Cost of treasury stock (1,416,155 shares)   . . . . . .                       57.8                -
  Unearned employee compensation    . . . . . . . . . . . . . .                          -            (70.0)
                                                                                  ---------        ---------

Total Common Stock Equity   . . . . . . . . . . . . . . . . . .                    1,114.0          1,468.0
Redeemable Preferred Stock  . . . . . . . . . . . . . . . . . .                      399.9                -
Long-Term Debt  . . . . . . . . . . . . . . . . . . . . . . . .                    2,004.5              4.3
                                                                                  ---------        ---------

Total Capitalization  . . . . . . . . . . . . . . . . . . . . .                   $3,518.4         $1,472.3
                                                                                  =========        =========

                         THE COLUMBIA GAS SYSTEM, INC.

                    Summary of Financial and Operating Data

                                                            Three Months                 Twelve Months
                                                         Ended December 31             Ended December 31
                                                         -----------------             -----------------
                                                         1995          1994            1995          1994
                                                         ----          ----            ----          ----
Operating Data
  Oil and Gas Volumes:
     Gas Production (billion cubic feet)  . . . .         15.6         16.9            65.4          66.7
     Oil Production (000 barrels)   . . . . . . .          674          823           2,849         3,611

  Transmission (billion cubic feet):
     Transportation
         Columbia Transmission
           Market Area  . . . . . . . . . . . .          338.4        288.4         1,106.1       1,038.6
         Columbia Gulf
           Main-line  . . . . . . . . . . . . .          155.0        114.6           605.0         590.3
           Short-haul   . . . . . . . . . . . .           61.5         23.5           221.4         225.4
         Intrasegment Eliminations  . . . . . .         (152.5)      (137.1)         (596.3)       (583.2)
                                                        -------     --------        --------      --------
     Total Transportation   . . . . . . . . . .          402.4        289.4         1,336.2       1,271.1
                                                        -------     --------        --------      --------
     Sales    . . . . . . . . . . . . . . . . .            0.0          0.0             0.0           0.9
                                                        -------     --------        --------      --------
     Total    . . . . . . . . . . . . . . . . .          402.4        289.4         1,336.2       1,272.0
                                                        =======     ========        ========      ========

  Distribution (billion cubic feet):
     Gas Sales  . . . . . . . . . . . . . . . .           99.8         75.8           290.7         280.5
     Transportation     . . . . . . . . . . . .           65.3         64.5           255.9         232.5
                                                        ------      --------        --------      --------
  Total Throughput    . . . . . . . . . . . . .          165.1        140.3           546.6         513.0
                                                        =======     ========        ========      ========

Degree Days-Distribution Service
     Territory
         Actual   . . . . . . . . . . . . . . .          2,208        1,671           5,692         5,530
         Normal   . . . . . . . . . . . . . . .          2,032        2,032           5,600         5,600
         % Colder (warmer) than normal  . . . .              9          (18)              2            (1)
         % Colder (warmer) than prior period  .             32          (20)              3            (3)

Bankruptcy-related and Unusual Items
After-tax effect on Net Income
------------------------------

Reported Net Income (Loss)  . . . . . . . . . .        $(539.7)      $ 73.2         $(360.7)       $240.6
  Less:
  Bankruptcy related items
     Interest and customer settlement issues  .         (649.4)       (22.8)         (649.4)        (22.8)
     Estimated interest costs not recorded on
       prepetition debt prior to emergence    .           28.2         39.9           158.0         149.2
     Professional fees and related expenses   .           (3.7)        (9.0)          (26.8)        (30.1)
     Producer claim adjustment    . . . . . . .              -            -               -         (35.4)
  Reapplication of SFAS No. 71 for transmission
    subsidiaries    . . . . . . . . . . . . . .           71.6            -            71.6             -
  Estimated loss on sale of Southwest oil and gas
    subsidiary  . . . . . . . . . . . . . . . .          (54.8)           -           (54.8)            -
  Miscellaneous unusual items   . . . . . . . .           (9.1)        (4.9)          (12.6)         14.8
                                                       --------      -------          ------       -------
  Total adjustments   . . . . . . . . . . . . .         (617.2)         3.2          (514.0)         75.7
                                                       --------      -------         -------       -------
Net Income after adjusting for bankruptcy and
  unusual items   . . . . . . . . . . . . . . .          $ 77.5      $ 70.0          $153.3        $164.9
                                                         ======      =======         =======       =======

Contact: Media - Bill Chaddock (302) 429-5261
           Bill McLaughlin (302) 429-5443
      Analysts - Tom Hughes (302) 429-5363
             Ken Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                          February 8, 1996


         COLUMBIA GAS TO REDEEM PREFERRED STOCK, CONVERTIBLE SECURITIES

  WILMINGTON, DEL. --- The Columbia Gas System, Inc., (NYSE:CG) today announced it will redeem, on February 26, 1996, all outstanding shares of the 7.89 % Preferred Stock, Series A and 5.22 % Convertible Preferred Stock, Series B (Dividend Enhanced Convertible Securities(TM) or "DECS") issued to the company's creditors when the company emerged from Chapter 11 November 28, 1995.

  The shares will be redeemed for cash at their liquidation value, which is $25 per share for the Series A Preferred Stock and $40.82 per share for the DECS. Since the shares are being redeemed within the 90-day period specified in Columbia's Chapter 11 reorganization plan, no dividends are required to be paid. Also, as provided by the reorganization plan, no conversion of the DECS to Columbia Common Stock is permitted.

  The Columbia Gas System, Inc., is one of the nation's largest natural gas systems with assets in excess of $6 billion. Its operating units are actively engaged in all phases of the natural gas business, provide marketing and fuel management services and generate electric power. Information about Columbia and its operating units will be available at The Energy Station(SM) on the World Wide Web (http://www.columbiaenergy.com) beginning February 15, 1996.

                                     # # #